Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of TechAlt, Inc. of our report dated May 16, 2006 on the financial statements of TechAlt, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004.



SALBERG & COMPANY, P.A.
Boca Raton, Florida
July 12, 2006